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                                                                     EXHIBIT 5.2

                                 February 11, 2003


Unocal Capital Trust II
c/o Unocal Corporation
2141 Rosecrans Avenue, Suite 4000
El Segundo, California  90245

         Re:      Unocal Capital Trust II

Ladies and Gentlemen:

            We have acted as special Delaware counsel to Unocal Capital Trust II, a Delaware statutory trust (the "Trust"), in connection with certain matters relating to the organization of the Trust and the proposed issuance of Preferred Securities to beneficial owners pursuant to and as described in the Registration Statement (and the Prospectus forming a part thereof) on Form S-3 to be filed with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement"). Capitalized terms used herein and not otherwise herein defined are used as defined in the form of Amended and Restated Declaration of Trust of the Trust to be attached as an exhibit to the Registration Statement (the "Governing Instrument").

            In rendering this opinion, we have examined copies of the following documents in the forms provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on June 30, 1998 (the "Certificate"); a Declaration of Trust of the Trust dated as of June 30, 1998 (the "Original Governing Instrument"); the Governing Instrument; the Multiple Series Indenture of Unocal Corporation dated as of September 11, 1996 (the "Base Indenture"); the form of Preferred Securities Guarantee Agreement to be entered into between Unocal Corporation and The Bank of New York, as trustee (the "Preferred Guarantee"); the form of Second Supplemental Indenture, supplementing the Base Indenture, to be entered into between Unocal Corporation and The Bank of New York, as trustee; the form of Underwriting Agreement relating to the Preferred Securities (the "Underwriting Agreement"); the Registration Statement; and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have
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Unocal Capital Trust II
February 11, 2003
Page 2

assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity (other than the Trust) that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization;
(ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents; (iii) that no event has occurred subsequent to the filing of the Certificate, or will occur prior to the issuance by the Trust of Preferred Securities, that would cause a dissolution or liquidation of the Trust under the Original Governing Instrument or the Governing Instrument, as applicable; (iv) that the activities of the Trust have been and will be conducted in accordance with the Original Governing Instrument or the Governing Instrument, as applicable, and the Delaware Statutory Trust Act, 12 Del. C. Section 3801 et seq. (the "Delaware Act"); (v) that Unocal Corporation, as Sponsor, the Regular Trustees, the Institutional Trustee, the Delaware Trustee and each other party thereto will duly authorize, execute and deliver the Governing Instrument, the Underwriting Agreement and all other documents contemplated thereby or by the Registration Statement to be executed in connection with the issuance by the Trust of Preferred Securities, prior to the first issuance of Preferred Securities; (vi) that the Preferred Securities will be offered and sold pursuant to the Registration Statement and a prospectus supplement that will be consistent with, and accurately describe, the terms of the Governing Instrument and the Preferred Guarantee and all other relevant documents; (vii) that prior to the first issuance of Preferred Securities, payment of the required consideration therefor will have been made in accordance with the terms and conditions of the Governing Instrument, the Registration Statement, the prospectus supplement and the Underwriting Agreement and that the Preferred Securities are otherwise issued and sold to the Preferred Securities Holders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument, the Registration Statement, the prospectus supplement and the Underwriting Agreement; and (viii) that the documents examined by us are in full force and effect, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. We express no opinion as to, and assume no responsibility for, the Registration Statement or any other offering materials relating to the Preferred Securities. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.
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Unocal Capital Trust II
February 11, 2003
Page 3

            Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

            1. The Trust is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware.

            2. The Preferred Securities, upon issuance, will constitute validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable beneficial interests in the assets of the Trust.

            3. Under the Delaware Act and the terms of the Governing Instrument, each Preferred Security Holder of the Trust, in such capacity, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, we express no opinion with respect to the liability of any Preferred Security Holder who is, was or may become a named Trustee of the Trust. Notwithstanding the foregoing, we note that pursuant to Section 11.4 of the Governing Instrument, the Trust may withhold amounts otherwise distributable to a Holder and pay over such amounts to the applicable jurisdictions in accordance with federal, state and local law and any amount withheld will be deemed to have been distributed to such Holder and that, pursuant to the Governing Instrument, Preferred Security Holders may be obligated to make payments or provide indemnity or security under the circumstances set forth therein.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and reference to our opinion under the heading "VALIDITY OF THE SECURITIES" in the Prospectus forming a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on our review of the above referenced documents and the application of Delaware law as the same exist as of the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied on by any other person or entity or for any other purpose without our prior written consent.

                                          Very truly yours,

                                          MORRIS, NICHOLS, ARSHT & TUNNELL

                                          /s/ Morris, Nichols, Arsht & Tunnell